UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2014

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2014, the Compensation Committee of the Board of Directors of Idera Pharmaceuticals, Inc. (the “Company”) approved compensation for its named executive officers, as set forth in the bullets and the table below:

•	The payment of cash bonus award for 2014;

•	The grant of options to purchase shares of common stock of the Company; and

•	New annual base salaries for 2015.

Name	2014 Bonus	Stock Options (1)	2015 Annual Salary
Sudhir Agrawal, D. Phil. President of Research (Former President and Chief Executive Officer)	$285,480	850,000	$588,100
Louis Brenner, M.D. Senior Vice President and Chief Medical Officer	$120,500	350,000	$360,500
Louis J. Arcudi, III Senior Vice President of Operations, Chief Financial Officer, Treasurer and Secretary	$98,300	200,000	$337,400
Robert D. Arbeit, M.D. Vice President, Clinical Development	$93,600	200,000	$321,400
Timothy M. Sullivan, Ph.D. Vice President, Development Programs and Alliance Management	$93,300	180,000	$320,300

(1)	Each of the options to purchase shares of the Company’s common stock is granted effective as of December 10, 2014 and made pursuant to the Company’s 2013 Stock Incentive Plan. The exercise price is $3.97 per share, which is equal to the closing price of the Company’s common stock on the Nasdaq Capital Market on December 10, 2014. Subject to the named executive officer’s continued employment with the Company on the applicable vesting date, the options vest in equal quarterly installments over four years commencing on the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: December 15, 2014	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III Senior Vice President of Operations, Chief Financial Officer, Treasurer and Secretary